Date _____________________

[[Name]]
[[Address]]
[[state]]

                             Stock Option Agreement

Dear [[Name1]]:

         In view of your substantial contributions toward the achievement of the business goals and objectives of DNB Financial Corporation (the "Corporation") and the Downingtown National Bank (the "Bank") and the expectation of your future contributions, the Board of Directors of the Corporation is pleased to award you an option to purchase shares of the Common Stock of the Corporation pursuant to the DNB Financial Corporation 1995 Stock Option Plan (the "Plan"). This letter will serve as the stock option agreement between you and the Corporation. The option awarded to you is subject to the following terms.

         1. NUMBER OF SHARES:

                  You are awarded an option to purchase a total of [[number]] shares of the Common Stock of the Corporation.

         2. TYPE OF OPTION:

                  The option awarded to you is a [[Type]] option as that term is defined in the Plan.

         3. EXERCISE PRICE:

                  The shares may be purchased upon your exercise of this option for the price of $[[Price]] per share

         4. DATE OF GRANT OF AWARD:

                  The Grant Date of the award of this option is [[grantdate]].

Stock Option Agreement
Date _____________________


         5. STATED EXPIRATION DATE:

                  Unless earlier terminated as explained below, the option awarded to you expires (with respect to any number of shares subject to this option not previously exercised) on the 10th anniversary of the Grant Date stated above.

         6. DATE OPTION BECOMES EXERCISEABLE:

                  The stock option awarded to you is exercisable on and after the date which is six (6) months after the Grant Date stated above. The stock option remains exercisable by you until the expiration of the option in accordance with the terms of this letter and the terms of the Plan.

         7.       EXERCISE OF OPTION:

                  You may exercise the option awarded to you from time to time as provided above by delivering to the Corporation:

                  (a) Written notice of the exercise marked for the attention of the Secretary specifying the number of whole shares in respect of which you are exercising the option;

                  (b) Payment of the exercise price for such shares in cash or by certified check payable to the order of the Corporation, or in shares of Common Stock of the Corporation already owned by you having a fair market value (as determined under the Plan) on the Exercise Date equal to the exercise price, or any combination of cash or such stock;

                  (c) Payment of any federal, state and local withholding taxes required in respect of such exercise in cash or by certified check payable to the order of the Corporation, or in shares of Common Stock of the Corporation already owned by you having a fair market value (as determined under the Plan) equal to the total amount of such withholding taxes, or any combination of cash or such stock.

                  (d) Only if the shares to be acquired upon exercise have not been registered under the Securities Act of 1933 (the 1933 Act):

Stock Option Agreement
Date _____________________



                           (i) If required by the Board of Directors of the Corporation, a written statement that you are purchasing the shares for investment and not with a view toward their distribution and will not sell or transfer any shares received upon the exercise of the option except in accordance with the 1933 Act and following the expiration of the second anniversary of the Exercise Date of the option with respect to such shares;

                           (ii) If required by the Board of Directors of the Corporation, with such information as is necessary for the Corporation to comply with securities laws.

                  Upon receipt of the documents and payments listed above, the Corporation will issue you a certificate for the number of shares with respect to which you have exercised the option.

         8.       EXERCISE DATE:

                  The date on which the Corporation receives the documents specified above in complete and otherwise acceptable form and the payments specified above will be treated as the Exercise Date with respect to your exercise of the stock option.

         9.       NON-ASSIGNABILITY OF OPTION:

                  Except as provided by the Plan, the option awarded to you is exercisable only by you. The option may not be transferred, assigned, pledged as security or hypothecated in any way and is not subject to execution, attachment or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any portion thereof or upon the levy of any execution, attachment or similar process on this option or on any portion thereof, the option awarded to you will immediately expire with respect to the number of shares not exercised prior to such event.

         10. RIGHTS IN SHARES SUBJECT TO OPTION: You will not be treated as a holder of any of the shares subject to this option or of any rights of a holder of such shares unless and until the shares are issued to you as evidenced by stock certificates.

         11. EFFECT ON EMPLOYMENT: This letter is not an employment agreement or service contract. Therefore, none of the rights awarded to you by this letter affect, in any way, your employment or service relationship with the Corporation or the Bank.

Stock Option Agreement
Date _____________________



         12. TERMINATION OF EMPLOYMENT OR SERVICE: Except as otherwise provided in the Plan, upon termination of your employment with the Corporation or the Bank or your separation from service as a Director (if you are not also an employee of the Corporation or the Bank), the unexercised portion of this option will terminate as follows:

                  a. If you terminate or separate on account of death or disability or you terminate on account of retirement which has been approved by the Corporation, your option will terminate on the Stated Expiration Date described above.

                  b. If you are terminated or separated by act of the Corporation or the Bank for cause, as defined in the Plan, your option is terminated with respect to any shares not previously exercised effective immediately as of your termination or separation.

                  c. If you terminate or separate by your own act, your option will terminate at the close of business on the earlier of the Stated Expiration Date described above or on the ninetieth day following the date of your termination or separation.

                  d. If you terminate or separate for any other reason, your option will terminate at the close of business on the earlier of the Stated Expiration Date described above or on the third anniversary of the date of your termination or separation.

         13.      OPTION AWARDED SUBJECT TO PLAN PROVISIONS:

                  The Plan provisions take precedence over the provisions of this letter agreement. Therefore, in the case of any inconsistency between any provision of this letter agreement and any provision of the Plan in effect on the Grant Date, the provision of the Plan will control.

         14.      COUNTERPARTS:

                  This letter agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same agreement.

Stock Option Agreement
Date _____________________


         If you accept the stock option award evidenced by this letter, subject to the terms stated above, you should date and sign the enclosed copy of this letter in the spaces indicated and return it to the Corporation marked for the attention of the Secretary. Your signature will also mean that you have been provided with and have read a copy of the Plan.


DNB Financial Corporation



By:______________________________
        Chairman of the Board

I acknowledge that I have read this letter and agree to accept the stock option award evidenced by it according to the terms set out above.

[[name]]

__________________________________          _________________
           Signature                               Date

                            DNB FINANCIAL CORPORATION

                             1995 STOCK OPTION PLAN

                         NOTICE OF STOCK OPTION EXERCISE

To:   DNB Financial Corporation                Attention: Corporate Secretary


From: _____________________________________    Date: ___________________________
               (Grantee Name)

      _____________________________________    Tel. No.  _____ - ______ - ______
               (Address)

      _____________________________________


      _____________________________________

Date of Grant: _____________________           Number of Shares Exercised: ______________

Exercise Price Per Share: $_____ . ____        Total Exercise Price:       $      __________ . _____

Federal Income Tax Withholding                                                    __________ . _____
         (Contact Payroll to Determine)

F.I.C.A. Tax Withholding                                                          __________ . _____
         (Contact Payroll to Determine)

Pennsylvania Personal Income Tax Withholding                                      __________ . _____
         (Contact Payroll to Determine)

Local Earned Income Tax Withholding                                               __________ . _____
         (Contact Payroll to Determine)

Subtotal of withholding taxes                                                     __________ . _____
         (Contact Payroll to Determine)

Total Remittance                                                                  __________ . _____
         (Attach certified check for total
           or attach properly endorsed certificates of stock with equal value)

[Please note that final remittance due is subject to adjustment pending determination of applicable stock value]

Please accept the above notice of exercise and issue share certificates as required.



_______________________________________________
 (signature of  person authorized to exercise)
